KEYCORP REPORTS SECOND QUARTER 2026 NET INCOME OF $472 MILLION,
OR $0.44 PER DILUTED COMMON SHARE INCREASING 26% YEAR-OVER-YEAR

Revenue of $1.96 billion, up 7% year-over-year

Net interest income up 9% year-over-year and 2% sequentially; net interest margin of 2.89% increased 2 bps sequentially

Period-end loans up $1.2 billion sequentially, with commercial and industrial loans up $2.1 billion or 3%

Net charge-offs of 42 bps; allowance coverage ratio declined 4 bps sequentially to 1.56%

Common Equity Tier 1 ratio of 11.2%(a); repurchased $341 million of common shares during the quarter

    CLEVELAND, July 21, 2026 - KeyCorp (NYSE: KEY) announced net income from continuing operations attributable to Key common shareholders of $472 million, or $0.44 per diluted common share, for the second quarter of 2026. For the first quarter of 2026, net income from continuing operations attributable to Key common shareholders was $486 million, or $0.44 per diluted common share. For the second quarter of 2025, KeyCorp reported net income from continuing operations attributable to Key common shareholders of $387 million, or $0.35 per diluted common share.

Comments from Chairman and CEO, Chris Gorman
"Our second quarter results reflect the strength of our franchise, disciplined execution, and sustained momentum across our businesses. We delivered 7% revenue growth and generated approximately 130 basis points of operating leverage(b) on a year-over-year basis. We expanded net interest margin and grew net interest income both sequentially and year-over-year.

We continue to deepen client relationships while attracting new clients across our markets. Our priority growth businesses - investment banking, commercial payments, and wealth management - are performing exceptionally well. Investment banking pipelines grew 9% sequentially. Commercial payments continued to deliver strong, double digit fee growth year-over-year. Assets under management grew to a record $74 billion. These results reinforce the value of our relationship-driven model and the differentiated capabilities we have scaled across multiple businesses.

I remain confident in our ability to generate a return on tangible common equity exceeding 15% by year-end 2027. We remain committed to delivering attractive returns to shareholders through both the return on and the return of capital. During the quarter, we repurchased more than $340 million of common shares, reflecting our confidence in the business and our commitment to creating long-term shareholder value.

We are operating from a position of strength, supported by a resilient balance sheet, a diversified business model, and strong capital generation. While the operating environment remains dynamic, our performance in the first half of the year demonstrates the power of our strategy, the depth of our client relationships, and the agility of our teammates.

Looking ahead, we remain focused on the significant organic growth opportunities in front of us, investing in the capabilities that will further differentiate our franchise, and delivering value for all of our stakeholders."

(a) June 30, 2026 ratio is estimated.
(b) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures. The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Selected Financial Highlights

Dollars in millions, except per share data				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Income (loss) from continuing operations attributable to Key common shareholders	$472	$486	$387	(2.9)%	22.0%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	0.44	0.44	0.35	—	25.7
Book value at period end	16.19	16.13	15.32	0.4	5.7
Return on average tangible common equity from continuing operations (a)	12.89%	13.02%	11.09%	(13) bps	180 bps
Return on average total assets from continuing operations	1.08	1.14	.91	(6)	17
Common Equity Tier 1 ratio (b)	11.2	11.4	11.7	(20)	(50)
Net interest margin (TE) from continuing operations	2.89	2.87	2.66	2	23

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)June 30, 2026 ratio is estimated.
TE = Taxable Equivalent

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Net interest income (TE) (a)	$1,258	$1,230	$1,150	2.3%	9.4%
Noninterest income	706	723	690	(2.4)	2.3
Total revenue (TE)	$1,964	$1,953	$1,840	0.6%	6.7%

(a) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures. The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
TE = Taxable Equivalent

Taxable-equivalent net interest income was $1.26 billion for the second quarter of 2026 and the net interest margin was 2.89%. Compared to the second quarter of 2025, net interest income increased by $108 million, and the net interest margin increased by 23 basis points. These increases were driven by a reduction in deposit costs as a result of declining interest rates and proactive deposit beta management, the reinvestment of proceeds from maturing low-yielding investment securities and fixed-rate swaps into higher yielding investments, and a shift in the balance sheet composition to a more favorable mix of higher-yielding commercial and industrial loans. These benefits were partially offset by the impact of lower interest rates on repricing earning assets.

Compared to the first quarter of 2026, taxable-equivalent net interest income increased by $28 million, and the net interest margin increased by 2 basis points. These increases reflect growth in commercial and industrial loans and the reinvestment of proceeds from maturing low-yielding investment securities and fixed-rate swaps into higher-yielding investments. Additionally, net interest income benefited from one additional day in the second quarter of 2026 compared to the first quarter of 2026.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Noninterest Income

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Trust and investment services income	$159	$157	$146	1.3%	8.9%
Investment banking and debt placement fees	169	197	178	(14.2)	(5.1)
Cards and payments income	94	86	85	9.3	10.6
Service charges on deposit accounts	77	77	73	—	5.5
Corporate services income	80	71	76	12.7	5.3
Commercial mortgage servicing fees	49	62	70	(21.0)	(30.0)
Corporate-owned life insurance income	33	34	32	(2.9)	3.1
Consumer mortgage income	17	13	15	30.8	13.3
Operating lease income and other leasing gains	10	8	14	25.0	(28.6)
Other income	15	18	1	(16.7)	N/M
Net securities gains (losses)	3	—	—	N/M	N/M
Total noninterest income	$706	$723	$690	(2.4)%	2.3%

N/M = Not Meaningful

Compared to the second quarter of 2025, noninterest income increased by $16 million. The increase was driven by a $13 million increase in trust and investment services income, as well as a $14 million increase in other income. These were partially offset by a $21 million decrease in commercial mortgage servicing fees.

Compared to the first quarter of 2026, noninterest income decreased by $17 million. The decrease was driven by a $28 million decrease in investment banking and debt placement fees, and a $13 million decrease in commercial mortgage servicing fees. These were partially offset by a $9 million increase in corporate services income and an $8 million increase in cards and payments income.

Noninterest Expense

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Personnel expense	$786	$743	$705	5.8%	11.5%
Net occupancy	68	68	69	—	(1.4)
Computer processing	108	111	107	(2.7)	0.9
Business services and professional fees	46	36	48	27.8	(4.2)
Equipment	22	19	21	15.8	4.8
Operating lease expense	7	7	10	—	(30.0)
Marketing	22	18	24	22.2	(8.3)
Other expense	158	179	170	(11.7)	(7.1)
Total noninterest expense	$1,217	$1,181	$1,154	3.0%	5.5%

Compared to the second quarter of 2025, noninterest expense increased by $63 million. The increase was predominantly driven by an $81 million increase in personnel expense primarily related to employee benefits, incentive compensation associated with noninterest income growth, and continued investments in people.

    Compared to the first quarter of 2026, noninterest expense increased by $36 million. The increase was predominantly driven by a $43 million increase in personnel expense, primarily related to incentive compensation, as well as a $10 million increase in business services and professional fees. These were partially offset by a $21 million decrease in other expense primarily related to lower charitable contributions.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Commercial and industrial (a)	$62,134	$59,149	$55,604	5.0%	11.7%
Other commercial loans	18,844	18,918	18,708	(0.4)	0.7
Total consumer loans	29,094	29,670	31,403	(1.9)	(7.4)
Total loans	$110,072	$107,737	$105,715	2.2%	4.1%

(a)Commercial and industrial average loan balances include $209 million, $205 million, and $218 million of assets from commercial credit cards at June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

Average loans were $110.1 billion for the second quarter of 2026, an increase of $4.4 billion compared to the second quarter of 2025. Average commercial loans increased by $6.7 billion, primarily driven by a $6.5 billion increase in commercial and industrial loans. Average consumer loans declined by $2.3 billion, reflective of the intentional run-off of low-yielding loans.

Compared to the first quarter of 2026, average loans increased by $2.3 billion. Average commercial loans increased $2.9 billion, primarily driven by an increase in commercial and industrial loans. Average consumer loans declined by $576 million, reflective of broad-based declines across all consumer loan categories.

Average Deposits

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Non-time deposits	$135,828	$135,522	$131,845	0.2%	3.0%
Time deposits	11,749	11,777	15,601	(0.2)	(24.7)
Total deposits	$147,577	$147,299	$147,446	0.2%	0.1%

Cost of total deposits	1.63%	1.65%	1.99%	(2) bps	(36) bps

    Average deposits totaled $147.6 billion for the second quarter of 2026, an increase of $131 million compared to the year-ago quarter, reflecting growth in demand deposits, partially offset by a decline in time deposits.

Compared to the first quarter of 2026, average deposits increased by $278 million. The increase was driven by growth in noninterest bearing deposits, partially offset by lower demand deposits. The rate paid on interest-bearing deposits was flat sequentially, and the overall cost of deposits declined by 2 basis points to 1.63%.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

ASSET QUALITY

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Net loan charge-offs	$115	$101	$102	13.9%	12.7%
Net loan charge-offs to average total loans	0.42%	0.38%	0.39%	4 bps	3 bps
Nonperforming loans at period end	$809	$682	$696	18.6%	16.2%
Nonperforming loans to period-end portfolio loans	0.73%	0.62%	0.65%	11 bps	8 bps
Nonperforming assets at period end	$818	$692	$707	18.2%	15.7%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	0.74%	0.63%	0.66%	11 bps	8 bps
Allowance for loan and lease losses	$1,445	$1,449	$1,446	(0.3)%	(0.1)%
Allowance for credit losses	1,722	1,745	1,743	(1.3)%	(1.2)%
Allowance for credit losses to period-end loans	1.56%	1.60%	1.64%	(4) bps	(8) bps
Provision for credit losses	$92	$106	$138	(13.2)%	(33.3)%
Allowance for loan and lease losses to nonperforming loans	179%	212%	208%	N/M	N/M
Allowance for credit losses to nonperforming loans	213	256	250	N/M	N/M

N/M = Not Meaningful

    Net loan charge-offs for the second quarter of 2026 totaled $115 million, or 0.42% of average total loans. These results compare to $102 million, or 0.39%, for the second quarter of 2025 and $101 million, or 0.38%, for the first quarter of 2026.

Key’s allowance for credit losses was $1.7 billion, or 1.56% of total period-end loans at June 30, 2026, compared to 1.64% at June 30, 2025, and 1.60% at March 31, 2026. A reserve release of $23 million during the second quarter of 2026 was the result of resilient economic scenario assumptions and the improving mix shift of commercial loans.

    At June 30, 2026, Key’s nonperforming loans totaled $809 million, which represented 0.73% of period-end portfolio loans. These results compare to 0.65% at June 30, 2025, and 0.62% at March 31, 2026. Nonperforming assets at June 30, 2026, totaled $818 million, and represented 0.74% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.66% at June 30, 2025, and 0.63% at March 31, 2026.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2026.

Capital Ratios

	6/30/2026	3/31/2026	6/30/2025
Common Equity Tier 1 (a)	11.2%	11.4%	11.7%
Tier 1 risk-based capital (a)	12.8	13.0	13.4
Total risk-based capital (a)	14.8	15.2	15.7
Tangible common equity to tangible assets (b)	7.7	8.0	7.8
Leverage (a)	10.3	10.5	10.3

(a)June 30, 2026 ratio is estimated.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the second quarter of 2026. As shown in the preceding table, at June 30, 2026, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 11.2% and 12.8%, respectively.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Summary of Changes in Common Shares Outstanding

In thousands				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Shares outstanding at beginning of period	1,087,293	1,102,401	1,111,986	(1.4)%	(2.2)%
Share repurchases	(15,531)	(17,969)	—	(13.6)	N/M
Shares issued under employee compensation plans (net of cancellations and returns)	273	2,861	467	(90.5)	(41.5)
Shares outstanding at end of period	1,072,035	1,087,293	1,112,453	(1.4)%	(3.6)%

N/M = Not Meaningful

    During the second quarter of 2026, Key declared a dividend of $.205 per common share. The reduction in share count was driven by $341 million of common shares repurchased.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Revenue from continuing operations (TE)
Consumer Bank	$1,010	$977	$966	3.4%	4.6%
Commercial Bank	1,108	1,119	1,074	(1.0)	3.2
Other (a)	(154)	(143)	(200)	(7.7)	23.0
Total	$1,964	$1,953	$1,840	0.6%	6.7%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$203	$174	$165	16.7%	23.0%
Commercial Bank	423	452	423	(6.4)	—
Other (a)	(118)	(104)	(165)	(13.5)	28.5
Total	$508	$522	$423	(2.7)%	20.1%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represent the unallocated portion of nonearning assets of corporate support functions. Other also includes the residual net impact of our internal funds transfer pricing methodology, which arise from centrally managed interest rate activities and asset-liability repricing differences. Corporate treasury includes realized gains and losses from transactions associated with Key's investment securities portfolio. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Consumer Bank

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Summary of operations
Net interest income (TE)	$757	$738	$731	2.6%	3.6%
Noninterest income	253	239	235	5.9	7.7
Total revenue (TE)	1,010	977	966	3.4	4.6
Provision for credit losses	26	40	55	(35.0)	(52.7)
Noninterest expense	716	708	693	1.1	3.3
Income (loss) before income taxes (TE)	268	229	218	17.0	22.9
Allocated income taxes (benefit) and TE adjustments	65	55	53	18.2	22.6
Net income (loss) attributable to Key	$203	$174	$165	16.7%	23.0%

Average balances
Loans and leases	$33,263	$33,997	$36,138	(2.2)%	(8.0)%
Total assets	36,630	37,341	39,156	(1.9)	(6.5)
Deposits	87,399	87,796	88,002	(0.5)	(0.7)

Assets under management at period end	$74,204	$69,756	$64,244	6.4%	15.5%

TE = Taxable Equivalent

Additional Consumer Bank Data

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Noninterest income
Trust and investment services income	$135	$130	$119	3.8%	13.4%
Service charges on deposit accounts	33	34	35	(2.9)	(5.7)
Cards and payments income	60	54	60	11.1	—
Consumer mortgage income	16	13	14	23.1	14.3
Other noninterest income	9	8	7	12.5	28.6
Total noninterest income	$253	$239	$235	5.9%	7.7%

Average deposit balances
Money market deposits	$36,116	$35,920	$34,524	0.5%	4.6%
Demand deposits	22,861	23,214	22,784	(1.5)	0.3
Savings deposits	4,238	4,199	4,406	0.9	(3.8)
Time deposits	10,102	10,610	11,907	(4.8)	(15.2)
Noninterest-bearing deposits	14,082	13,853	14,381	1.7	(2.1)
Total deposits	$87,399	$87,796	$88,002	(0.5)%	(0.7)%

Other data
Branches	939	940	943
Automated teller machines	1,107	1,112	1,166

Consumer Bank Summary of Operations (2Q26 vs. 2Q25)
•Key's Consumer Bank recorded net income attributable to Key of $203 million for the second quarter of 2026, compared to $165 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $26 million, or 3.6%, compared to the second quarter of 2025
•Average loans and leases decreased $2.9 billion, or 8.0%, from the second quarter of 2025, reflective of the intentional run-off of low-yielding loans
•Average deposits decreased $603 million, or 0.7%, from the second quarter of 2025, driven by lower time deposits, partially offset by an increase in money market deposits
•Provision for credit losses decreased $29 million compared to the second quarter of 2025, primarily driven by favorable economic assumptions and portfolio credit trends
•Noninterest income increased $18 million from the year-ago quarter, primarily driven by higher trust and investment services income
•Noninterest expense increased $23 million from the year-ago quarter, primarily driven by higher personnel expense

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Commercial Bank

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Summary of operations
Net interest income (TE)	$697	$674	$649	3.4%	7.4%
Noninterest income	411	445	425	(7.6)	(3.3)
Total revenue (TE)	1,108	1,119	1,074	(1.0)	3.2
Provision for credit losses	67	70	84	(4.3)	(20.2)
Noninterest expense	503	474	451	6.1	11.5
Income (loss) before income taxes (TE)	538	575	539	(6.4)	(0.2)
Allocated income taxes and TE adjustments	115	123	116	(6.5)	(0.9)
Net income (loss) attributable to Key	$423	$452	$423	(6.4)%	—%

Average balances
Loans and leases	$76,238	$73,146	$69,089	4.2%	10.3%
Loans held for sale	936	958	707	(2.3)	32.4
Total assets	85,793	82,455	78,624	4.0	9.1
Deposits	58,895	58,929	55,927	(0.1)	5.3

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Noninterest income
Trust and investment services income	$24	$27	$26	(11.1)%	(7.7)
Investment banking and debt placement fees	169	198	179	(14.6)	(5.6)%
Cards and payments income	29	27	21	7.4	38.1
Service charges on deposit accounts	44	43	39	2.3	12.8
Corporate services income	78	70	75	11.4	4.0
Commercial mortgage servicing fees	49	62	70	(21.0)	(30.0)
Operating lease income and other leasing gains	10	8	15	25.0	(33.3)
Other noninterest income	8	10	—	(20.0)	N/M
Total noninterest income	$411	$445	$425	(7.6)%	(3.3)%

N/M = Not Meaningful

Commercial Bank Summary of Operations (2Q26 vs. 2Q25)
•Key's Commercial Bank recorded net income attributable to Key of $423 million for the second quarter of 2026, compared to $423 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $48 million, or 7.4%, compared to the second quarter of 2025
•Average loan and lease balances increased $7.1 billion, or 10.3%, compared to the second quarter of 2025, driven by an increase in commercial and industrial loans
•Average deposit balances increased $3.0 billion compared to the second quarter of 2025, driven by higher client deposits
•Provision for credit losses decreased $17 million compared to the second quarter of 2025, driven by the impact to reserves due to improved economic assumptions
•Noninterest income decreased $14 million compared to the second quarter of 2025, primarily driven by a decrease in commercial mortgage servicing fees
•Noninterest expense increased $52 million compared to the second quarter of 2025, driven by an increase in personnel expense and support and overhead expense

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

*******************************************

KeyCorp's roots trace back more than 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $191 billion at June 30, 2026.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 950 branches and approximately 1,100 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank Member FDIC.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

CONTACTS:

ANALYSTS	MEDIA
Troy Gates	Susan Donlan
216.689.3244	216.471.3133
Troy_Gates@KeyBank.com	Susan_E_Donlan@KeyBank.com

Hannah Lewallen	Beth Strauss
216.471.4856	216.471.2787
Hannah_Lewallen@KeyBank.com	Beth_A_Strauss@KeyBank.com

Johnny Li
646.551.8917
Johnny_Li@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2025 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions, and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on July 21, 2026. A replay of the call will be available on our website through July 21, 2027.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

KeyCorp
Second Quarter 2026
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results
24	Selected Items Impact on Earnings

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Forward-Looking Non-GAAP Financial Measures
From time to time Key may discuss forward-looking non-GAAP financial measures. Key is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because Key is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results.

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt loans, and certain lease assets, on a common basis that facilitates comparison of results to peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	6/30/2026	3/31/2026	6/30/2025
Summary of operations
Net interest income (TE)	$1,258	$1,230	$1,150
Noninterest income	706	723	690
Total revenue (TE)	1,964	1,953	1,840
Provision for credit losses	92	106	138
Noninterest expense	1,217	1,181	1,154
Income (loss) from continuing operations attributable to Key	508	522	423
Income (loss) from discontinued operations, net of taxes	1	—	2
Net income (loss) attributable to Key	509	522	425

Income (loss) from continuing operations attributable to Key common shareholders	472	486	387
Income (loss) from discontinued operations, net of taxes	1	—	2
Net income (loss) attributable to Key common shareholders	473	486	389
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$0.44	$0.45	$0.35
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	0.44	0.45	0.35

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	0.44	0.44	0.35
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	0.44	0.44	0.35

Cash dividends declared	0.205	0.205	0.205
Book value at period end	16.19	16.13	15.32
Tangible book value at period end	13.62	13.60	12.83
Market price at period end	23.05	20.05	17.42
Performance ratios
From continuing operations:
Return on average total assets	1.08%	1.14%	0.91%
Return on average common equity	10.85	11.02	9.26
Return on average tangible common equity (b)	12.89	13.02	11.09
Net interest margin (TE)	2.89	2.87	2.66
Cash efficiency ratio (b)	61.9	60.4	62.4
From consolidated operations:
Return on average total assets	1.08%	1.14%	0.91%
Return on average common equity	10.87	11.02	9.31
Return on average tangible common equity (b)	12.91	13.02	11.15
Net interest margin (TE)	2.89	2.87	2.66
Loan to deposit (c)	73.0	74.6	72.9
Capital ratios at period end
Key shareholders’ equity to assets	10.3%	10.6%	10.5%
Key common shareholders’ equity to assets	9.1	9.3	9.2
Tangible common equity to tangible assets (b)	7.7	8.0	7.8
Common Equity Tier 1 (d)	11.2	11.4	11.7
Tier 1 risk-based capital (d)	12.8	13.0	13.4
Total risk-based capital (d)	14.8	15.2	15.7
Leverage (d)	10.3	10.5	10.3
Asset quality — from continuing operations
Net loan charge-offs	$115	$101	$102
Net loan charge-offs to average loans	0.42%	0.38%	0.39%
Allowance for loan and lease losses	$1,445	$1,449	$1,446
Allowance for credit losses	1,722	1,745	1,743
Allowance for loan and lease losses to period-end loans	1.31%	1.33%	1.36%
Allowance for credit losses to period-end loans	1.56	1.60	1.64
Allowance for loan and lease losses to nonperforming loans	179	212	208
Allowance for credit losses to nonperforming loans	213	256	250
Nonperforming loans at period-end	$809	$682	$696
Nonperforming assets at period-end	818	692	707
Nonperforming loans to period-end portfolio loans	0.73%	0.62%	0.65%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	0.74	0.63	0.66
Trust assets
Assets under management	$74,204	$69,756	$64,244
Other data
Average full-time equivalent employees	17,517	17,469	17,105
Branches	939	940	943
Taxable-equivalent adjustment	$8	$8	$9
(a)Earnings per share may not foot due to rounding.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” starting on page 15 of this supplement presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)June 30, 2026, ratio is estimated.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Six months ended
	6/30/2026	6/30/2025
Summary of operations
Net interest income (TE)	$2,488	$2,255
Noninterest income	1,429	1,358
Total revenue (TE)	3,917	3,613
Provision for credit losses	198	256
Noninterest expense	2,398	2,285
Income (loss) from continuing operations attributable to Key	1,030	829
Income (loss) from discontinued operations, net of taxes	1	1
Net income (loss) attributable to Key	1,031	830

Income (loss) from continuing operations attributable to Key common shareholders	958	757
Income (loss) from discontinued operations, net of taxes	1	1
Net income (loss) attributable to Key common shareholders	959	758

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$0.89	$0.69
Income (loss) from discontinued operations, net of taxes	—	—
Net income (loss) attributable to Key common shareholders (a)	0.89	0.69

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	0.88	0.69
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	0.88	0.69

Cash dividends paid	0.41	0.41

Performance ratios
From continuing operations:
Return on average total assets	1.11%	0.90%
Return on average common equity	10.93	9.28
Return on average tangible common equity (b)	12.96	11.16
Net interest margin (TE)	2.88	2.62
Cash efficiency ratio (b)	61.1	63.0

From consolidated operations:
Return on average total assets	1.11%	0.90%
Return on average common equity	10.95	9.29
Return on average tangible common equity (b)	12.97	11.18
Net interest margin (TE)	2.88	2.62

Asset quality — from continuing operations
Net loan charge-offs	$216	$212
Net loan charge-offs to average total loans	0.40%	0.41%

Other data
Average full-time equivalent employees	17,493	17,047

Taxable-equivalent adjustment	16	18
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures defined and described below.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Adjusted return on average tangible common equity excludes significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The table also shows the computation for pre-provision net revenue and adjusted pre-provision net revenue, which are not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis. Further, management believes that adjusting pre-provision net revenue for significant or unusual items that management does not consider indicative of ongoing financial performance provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis. The adjusted cash efficiency ratio excludes significant or unusual items that management does not consider indicative of ongoing financial performance

Adjusted taxable-equivalent revenue or adjusted revenue is a non-GAAP measure in that it adjusts revenue for certain tax-exempt instruments and selected items. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable instruments. Additionally, management believes adjusting for the selected items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of the financial impacts related to those selected items.

Adjusted noninterest income and adjusted noninterest expense are non-GAAP measures in that they exclude significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes these measures provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Adjusted income (loss) available from continuing operations attributable to Key common shareholders (or “adjusted net income”) and diluted earnings per share - adjusted (or "adjusted earnings per share") are non-GAAP in that these measures exclude significant or unusual items, net of tax, that management does not consider indicative of ongoing financial performance . Management believes these measures provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Adjusted operating leverage and fee-based adjusted operating leverage are non-GAAP performance measures that utilize revenue on a tax-equivalent basis and adjust revenue and expense for significant and unusual items. Management utilizes these measurements in analyzing performance and believes that adjusting for significant and unusual items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Marked CET1 ratio is a non-GAAP measure and is calculated based on Common Equity Tier 1 capital, inclusive of the AOCI impact from securities and pension. The marked CET1 ratio differs from the defined CET1 regulatory capital ratio by including the impact of AFS and pension accumulated other comprehensive income (loss) (AOCI) amounts in the calculation of the capital ratio. These ratios are not defined in GAAP or federal banking regulations. As a result, these non-regulatory capital ratios disclosed may be considered non-GAAP financial measures. Management believes this measure provides useful information in light of the potential for change in the regulatory capital framework.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Six months ended
	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Net interest income (GAAP)	$1,250	$1,222	$1,141	$2,472	$2,237
Add: Taxable-equivalent adjustment	8	8	9	16	18
Net interest income TE (non-GAAP) (A)	$1,258	$1,230	$1,150	$2,488	$2,255

Net income (loss) attributable to Key common shareholders (GAAP) (B)	$473	$486	$389	$959	$758

Average Key shareholders' equity (GAAP)	$19,947	$20,392	$19,268	$20,169	$18,952
Less: Average intangible assets	2,756	2,758	2,772	2,757	2,774
Average preferred stock	2,500	2,500	2,500	2,500	2,500
Average tangible common equity (non-GAAP) (C)	$14,691	$15,134	$13,996	$14,912	$13,678

Key shareholders' equity (GAAP)	$19,798	$19,987	$19,484
Less: Intangible assets	2,755	2,757	2,770
Preferred stock (a)	2,446	2,446	2,446
Tangible common equity (non-GAAP) (D)	$14,597	$14,784	$14,268

Total assets (GAAP)	$191,317	$188,663	$185,499
Less: Intangible assets	2,755	2,757	2,770
Tangible assets (non-GAAP) (E)	$188,562	$185,906	$182,729

Tangible common equity to tangible assets ratio (non-GAAP) (D/E)	7.74%	7.95%	7.81%
Return on average tangible common equity consolidated (non-GAAP) (B/C)	12.91%	13.02%	11.15%	12.97%	11.18%

Common equity tier 1 (F)	$17,016	$17,038	$16,775
Add: AFS and Pension AOCI (loss)	(2,154)	(2,152)	(2,476)
Marked common equity tier 1 (non-GAAP) (G) (b)	$14,862	$14,886	$14,299

Risk-weighted assets (H) (c)	$152,317	$149,338	$143,427
Common equity tier 1 ratio (F/H) (c)	11.2%	11.4%	11.7%
Marked CET1 ratio (non-GAAP) (G/H) (b)(c)	9.8	10.0	10.0

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Six months ended
	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Income (loss) from continuing operations attributable to Key common shareholders (GAAP) (I)	$472	$486	$387	$958	$757
Plus: Selected items (net of tax) (d)	—	—	—	—	—
Net income (loss) from continuing operations attributable to Key common shareholders, excluding selected items (non-GAAP) (J)	$472	$486	$387	$958	$757

Return on average tangible common equity from continuing operations (non-GAAP) (I/C)	12.89%	13.02%	11.09%	12.96%	11.16%
Adjusted return on average tangible common equity from continuing operations excluding selected items (non-GAAP) (J/C)	12.89	13.02	11.09	12.96	11.16

Noninterest income (GAAP) (K)	$706	$723	$690	$1,429	$1,358
Plus: Selected items (d)	—	—	—	—	—
Adjusted noninterest income (non-GAAP) (L)	$706	$723	$690	$1,429	$1,358

Noninterest expense (GAAP) (M)	$1,217	$1,181	$1,154	$2,398	$2,285
Less: Intangible asset amortization	2	2	5	4	10
Noninterest expense less intangible asset amortization (non-GAAP) (N)	$1,215	$1,179	$1,149	$2,394	$2,275
Plus: Selected items (d) (O)	—	—	—	—	—
Adjusted noninterest expense less intangible asset amortization (non-GAAP) (P)	$1,215	$1,179	$1,149	$2,394	$2,275

Adjusted noninterest expense (non-GAAP) (M+O)	$1,217	$1,181	$1,154	$2,398	$2,285

Total taxable-equivalent revenue (non-GAAP) (A+K) = (Q)	$1,964	$1,953	$1,840	$3,917	$3,613
Total adjusted taxable-equivalent revenue (non-GAAP) (A+L)	1,964	1,953	1,840	3,917	3,613
Cash efficiency ratio (non-GAAP) (N/Q)	61.86%	60.37%	62.45%	61.12%	62.97%
Adjusted cash efficiency ratio (non-GAAP) (P/Q)	61.86	60.37	62.45	61.12	62.97

Pre-provision net revenue from continuing operations (non-GAAP) (A+K-M)	$747	$772	$686	$1,519	$1,328
Plus: Selected items (d)	—	—	—	—	—
Adjusted pre-provison net revenue from continuing operations (non-GAAP)	$747	$772	$686	$1,519	$1,328

Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$0.44	$0.44	$0.35	$0.88	$0.69
Plus: EPS impact of selected items (d)	—	—	—	—	—
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP) (e)	$0.44	$0.44	$0.35	$0.88	$0.69

Adjusted operating leverage and fee based adjusted operating leverage
Adjusted noninterest income YoY Growth (R)	2.32%	8.23%	10.05%	76.64%	(36.50)%
Adjusted taxable-equivalent revenue YoY Growth (S)	6.74	10.15	20.58	8.41	18.11
Adjusted noninterest expense YoY Growth (T)	5.46	4.42	44.79	4.95	4.43
Adjusted operating leverage (S - T)	1.28	5.73	(24.22)	3.47	13.68
Adjusted fee-based operating leverage (R - T)	(3.14)	3.81	(34.75)	71.69	(40.93)
(a)Net of capital surplus.
(b)Under the current applicable regulatory capital rules, Key has made the AOCI opt out election, which enables us to exclude components of AOCI from regulatory capital, notably the AOCI relative to securities and pension.
(c)Amounts and ratios as of June 30, 2026 are estimated.
(d)Additional detail provided in Selected Items table on page 24.
(e)Earnings per share may not foot due to rounding.
GAAP = U.S. generally accepted accounting principles; TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Consolidated Balance Sheets
(Dollars in millions)

	6/30/2026	3/31/2026	6/30/2025
Assets
Loans	$110,430	$109,190	$106,389
Loans held for sale	1,198	876	530
Securities available for sale	38,459	38,918	40,669
Held-to-maturity securities	9,515	9,116	6,914
Trading account assets	936	783	1,374
Short-term investments	12,416	11,782	11,564
Other investments	1,230	1,204	1,058
Total earning assets	174,184	171,869	168,498
Allowance for loan and lease losses	(1,445)	(1,449)	(1,446)
Cash and due from banks	1,711	1,130	1,766
Premises and equipment	620	618	599
Goodwill	2,752	2,752	2,752
Other intangible assets	3	5	18
Corporate-owned life insurance	4,456	4,439	4,423
Accrued income and other assets	8,848	9,100	8,654
Discontinued assets	188	199	235
Total assets	$191,317	$188,663	$185,499

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$122,196	$120,220	$119,230
Noninterest-bearing deposits	30,893	27,595	27,675
Total deposits	153,089	147,815	146,905
Federal funds purchased and securities sold under repurchase agreements	5	34	20
Bank notes and other short-term borrowings	3,680	6,149	2,754
Accrued expense and other liabilities	3,778	3,801	4,273
Long-term debt	10,967	10,877	12,063
Total liabilities	171,519	168,676	166,015

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,014	5,981	5,971
Retained earnings	15,873	15,622	14,886
Treasury stock, at cost	(3,492)	(3,152)	(2,629)
Accumulated other comprehensive income (loss)	(2,354)	(2,221)	(2,501)
Key shareholders’ equity	19,798	19,987	19,484
Total liabilities and equity	$191,317	$188,663	$185,499

Common shares outstanding (000)	1,072,035	1,087,293	1,112,453

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Interest income
Loans	$1,463	$1,416	$1,443	$2,879	$2,844
Loans held for sale	15	14	11	29	25
Securities available for sale	367	370	411	737	803
Held-to-maturity securities	95	86	61	181	124
Trading account assets	10	11	16	21	33
Short-term investments	101	103	157	204	331
Other investments	8	5	8	13	17
Total interest income	2,059	2,005	2,107	4,064	4,177
Interest expense
Deposits	600	598	730	1,198	1,483
Federal funds purchased and securities sold under repurchase agreements	19	14	4	33	5
Bank notes and other short-term borrowings	35	20	34	55	61
Long-term debt	155	151	198	306	391
Total interest expense	809	783	966	1,592	1,940
Net interest income	1,250	1,222	1,141	2,472	2,237
Provision for credit losses	92	106	138	198	256
Net interest income after provision for credit losses	1,158	1,116	1,003	2,274	1,981
Noninterest income
Trust and investment services income	159	157	146	316	285
Investment banking and debt placement fees	169	197	178	366	353
Cards and payments income	94	86	85	180	167
Service charges on deposit accounts	77	77	73	154	142
Corporate services income	80	71	76	151	141
Commercial mortgage servicing fees	49	62	70	111	146
Corporate-owned life insurance income	33	34	32	67	65
Consumer mortgage income	17	13	15	30	28
Operating lease income and other leasing gains	10	8	14	18	23
Other income	15	18	1	33	8
Net securities gains (losses)	3	—	—	3	—
Total noninterest income	706	723	690	1,429	1,358
Noninterest expense
Personnel	786	743	705	1,529	1,385
Net occupancy	68	68	69	136	136
Computer processing	108	111	107	219	214
Business services and professional fees	46	36	48	82	88
Equipment	22	19	21	41	41
Operating lease expense	7	7	10	14	21
Marketing	22	18	24	40	45
Other expense	158	179	170	337	355
Total noninterest expense	1,217	1,181	1,154	2,398	2,285
Income (loss) from continuing operations before income taxes	647	658	539	1,305	1,054
Income taxes (benefit)	139	136	116	275	225
Income (loss) from continuing operations	508	522	423	1,030	829
Income (loss) from discontinued operations, net of taxes	1	—	2	1	1
Net income (loss)	$509	$522	$425	$1,031	$830

Income (loss) from continuing operations attributable to Key common shareholders	$472	$486	$387	$958	$757
Net income (loss) attributable to Key common shareholders	473	486	389	959	758
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$0.44	$0.45	$0.35	$0.89	$0.69
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	0.44	0.45	0.35	0.89	0.69
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$0.44	$0.44	$0.35	$0.88	$0.69
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	0.44	0.44	0.35	0.88	0.69

Cash dividends declared per common share	$0.205	$0.205	$0.205	$0.410	$0.410

Weighted-average common shares outstanding (000)	1,071,229	1,084,277	1,100,033	1,077,977	1,098,453
Effect of common share options and other stock awards(b)	8,779	10,091	7,177	9,435	8,331
Weighted-average common shares and potential common shares outstanding (000) (c)	1,080,008	1,094,368	1,107,210	1,087,412	1,106,784
(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Second Quarter 2026			First Quarter 2026			Second Quarter 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$62,134	$896	5.78%	$59,149	$843	5.76%	$55,604	$838	6.04%
Real estate — commercial mortgage	13,911	197	5.68	13,902	198	5.76	13,311	200	6.02
Real estate — construction	2,816	46	6.53	2,803	45	6.50	2,873	50	6.95
Commercial lease financing	2,117	20	3.77	2,213	21	3.81	2,524	22	3.59
Total commercial loans	80,978	1,159	5.73	78,067	1,107	5.73	74,312	1,110	5.99
Real estate — residential mortgage	18,305	153	3.35	18,593	155	3.34	19,446	162	3.34
Home equity loans	5,470	73	5.33	5,609	74	5.35	6,091	86	5.63
Other consumer loans	4,410	57	5.18	4,558	58	5.16	4,946	63	5.09
Credit cards	909	29	12.67	910	30	13.24	920	31	13.44
Total consumer loans	29,094	312	4.29	29,670	317	4.30	31,403	342	4.36
Total loans	110,072	1,471	5.35	107,737	1,424	5.35	105,715	1,452	5.51
Loans held for sale	1,085	15	5.68	1,092	14	4.99	770	11	5.72
Securities available for sale (b), (e)	38,518	367	3.58	39,403	370	3.59	40,714	411	3.76
Held-to-maturity securities (b)	9,425	95	4.05	8,795	86	3.91	7,038	61	3.46
Trading account assets	797	10	5.30	865	11	4.96	1,259	16	5.32
Short-term investments	10,705	101	3.79	11,134	103	3.74	13,489	157	4.67
Other investments (e)	1,214	8	2.66	1,075	5	1.97	1,015	8	3.41
Total earning assets	171,816	2,067	4.75	170,101	2,013	4.71	170,000	2,116	4.90
Allowance for loan and lease losses	(1,442)			(1,419)			(1,424)
Accrued income and other assets	17,926			17,567			18,224
Discontinued assets	192			204			239
Total assets	$188,492			$186,453			$187,039
Liabilities
Money market deposits	$42,843	$225	2.11%	$42,732	$223	2.12%	$42,586	$276	2.60%
Demand deposits	61,013	280	1.84	61,478	279	1.84	57,155	309	2.17
Savings deposits	4,406	1	0.04	4,378	1	0.04	4,631	1	0.06
Time deposits	11,749	94	3.21	11,777	95	3.26	15,601	144	3.70
Total interest-bearing deposits	120,011	600	2.01	120,365	598	2.01	119,973	730	2.44
Federal funds purchased and securities sold under repurchase agreements	2,002	19	3.71	1,539	14	3.69	415	4	4.28
Bank notes and other short-term borrowings	4,179	35	3.33	2,585	20	3.20	3,288	34	4.27
Long-term debt (f)	10,694	155	5.84	10,186	151	5.96	12,088	198	6.55
Total interest-bearing liabilities	136,886	809	2.37	134,675	783	2.35	135,764	966	2.86
Noninterest-bearing deposits	27,566			26,934			27,473
Accrued expense and other liabilities	3,901			4,248			4,295
Discontinued liabilities (f)	192			204			239
Total liabilities	$168,545			$166,061			$167,771
Equity
Total equity	$19,947			$20,392			$19,268
Total liabilities and equity	$188,492			$186,453			$187,039
Interest rate spread (TE)			2.38%			2.36%			2.04%
Net interest income (TE) and net interest margin (TE)		$1,258	2.89%		$1,230	2.87%		$1,150	2.66%
TE adjustment (b)		8			8			9
Net interest income, GAAP basis		$1,250			$1,222			$1,141
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $209 million, $205 million, and $218 million of assets from commercial credit cards for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $41.0 billion, $41.5 billion, and $43.8 billion for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively. Yield based on the fair value of securities available for sale was 3.81%, 3.75%, and 4.03% for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Six months ended June 30, 2026			Six months ended June 30, 2025
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$60,650	$1,739	5.77%	$54,680	$1,638	6.04%
Real estate — commercial mortgage	13,906	395	5.72	13,187	392	5.99
Real estate — construction	2,810	91	6.52	2,889	99	6.91
Commercial lease financing	2,165	41	3.79	2,588	46	3.55
Total commercial loans	79,531	2,266	5.73	73,344	2,175	5.98
Real estate — residential mortgage	18,448	308	3.35	19,591	327	3.34
Home equity loans	5,539	147	5.34	6,169	172	5.62
Other consumer loans	4,483	115	5.17	5,016	126	5.05
Credit cards	910	59	12.95	919	62	13.74
Total consumer loans	29,380	629	4.30	31,695	687	4.35
Total loans	108,911	2,895	5.34	105,039	2,862	5.49
Loans held for sale	1,088	29	5.33	792	25	6.23
Securities available for sale (b), (e)	38,958	737	3.58	40,021	803	3.73
Held-to-maturity securities (b)	9,112	181	3.98	7,156	124	3.46
Trading account assets	831	21	5.13	1,277	33	5.26
Short-term investments	10,918	204	3.77	14,345	331	4.65
Other investments (e)	1,145	13	2.33	975	17	3.57
Total earning assets	170,963	4,080	4.73	169,605	4,195	4.88
Allowance for loan and lease losses	(1,431)			(1,413)
Accrued income and other assets	17,748			18,254
Discontinued assets	198			246
Total assets	$187,478			$186,692
Liabilities
Money market deposits	$42,788	$448	2.12%	$42,298	$551	2.63%
Other demand deposits	61,244	559	1.84	57,307	619	2.18
Savings deposits	4,392	2	0.04	4,620	2	0.06
Time deposits	11,763	189	3.23	16,110	311	3.90
Total interest-bearing deposits	120,187	1,198	2.01	120,335	1,483	2.49
Federal funds purchased and securities sold under repurchase agreements	1,772	33	3.70	258	5	4.22
Bank notes and other short-term borrowings	3,386	55	3.28	2,784	61	4.47
Long-term debt (f)	10,442	306	5.90	11,934	391	6.58
Total interest-bearing liabilities	135,787	1,592	2.36	135,311	1,940	2.89
Noninterest-bearing deposits	27,251			27,655
Accrued expense and other liabilities	4,073			4,528
Discontinued liabilities (f)	198			246
Total liabilities	$167,309			$167,740
Equity
Total equity	$20,169			$18,952
Total liabilities and equity	$187,478			$186,692
Interest rate spread (TE)			2.37%			1.99%
Net interest income (TE) and net interest margin (TE)		$2,488	2.88%		$2,255	2.62%
TE adjustment (b)		16			18
Net interest income, GAAP basis		$2,472			$2,237

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the six months ended June 30, 2026, and June 30, 2025, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $207 million and $216 million of assets from commercial credit cards for the six months ended June 30, 2026, and June 30, 2025, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $41.3 billion and $43.2 billion for the six months ended June 30, 2026, and June 30, 2025, respectively. Yield based on the fair value of securities available for sale was 3.78% and 4.01% for the six months ended June 30, 2026, and June 30, 2025, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Noninterest Expense
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Personnel (a)	$786	$743	$705	$1,529	$1,385
Net occupancy	68	68	69	136	136
Computer processing	108	111	107	219	214
Business services and professional fees	46	36	48	82	88
Equipment	22	19	21	41	41
Operating lease expense	7	7	10	14	21
Marketing	22	18	24	40	45
Other expense	158	179	170	337	355
Total noninterest expense	$1,217	$1,181	$1,154	$2,398	$2,285
Average full-time equivalent employees (b)	17,517	17,469	17,105	17,493	17,047
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)
	Three months ended			Six months ended
	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Salaries and contract labor	$448	$439	$427	$887	$832
Incentive and stock-based compensation	194	172	168	366	326
Employee benefits	140	127	108	267	217
Severance	4	5	2	9	10
Total personnel expense	$786	$743	$705	$1,529	$1,385

Loan Composition
(Dollars in millions)

				Change 6/30/2026 vs.
	6/30/2026	3/31/2026	6/30/2025	3/31/2026	6/30/2025
Commercial and industrial (a)	$62,734	$60,651	$56,058	3.4%	11.9%
Commercial real estate:
Commercial mortgage	13,941	14,144	13,862	(1.4)	0.6
Construction	2,896	2,801	2,830	3.4	2.3
Total commercial real estate loans	16,837	16,945	16,692	(0.6)	0.9
Commercial lease financing	1,997	2,200	2,472	(9.2)	(19.2)
Total commercial loans	81,568	79,796	75,222	2.2	8.4
Real estate — residential mortgage	18,178	18,483	19,330	(1.7)	(6.0)
Home equity loans	5,408	5,528	6,023	(2.2)	(10.2)
Other consumer loans	4,349	4,477	4,881	(2.9)	(10.9)
Credit cards	927	906	933	2.3	(0.6)
Total consumer loans	28,862	29,394	31,167	(1.8)	(7.4)
Total loans (b), (c)	$110,430	$109,190	$106,389	1.1%	3.8%
(a)Loan balances include $208 million, $207 million, and $220 million of commercial credit card balances at June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
(b)Total loans exclude loans of $182 million at June 30, 2026, $194 million at March 31, 2026, and $230 million at June 30, 2025, related to the discontinued operations of the education lending business.
(c)Accrued interest of $453 million, $443 million, and $465 million at June 30, 2026, March 31, 2026, and June 30, 2025, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 6/30/2026 vs.
	6/30/2026	3/31/2026	6/30/2025	3/31/2026	6/30/2025
Commercial and industrial	$559	$139	$158	302.2%	253.8%
Real estate — commercial mortgage	435	637	290	(31.7)	50.0
Real estate — residential mortgage	204	100	82	104.0	148.8
Total loans held for sale	$1,198	$876	$530	36.8%	126.0%

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	2Q26	1Q26	4Q25	3Q25	2Q25
Balance at beginning of period	$876	$1,077	$998	$530	$811
New originations	2,099	2,034	3,356	3,471	1,806
Transfers from (to) held to maturity, net	34	(13)	(35)	—	(71)
Loan sales	(1,721)	(2,201)	(3,232)	(2,956)	(2,012)
Loan draws (payments), net	(89)	(25)	(10)	(42)	(1)
Valuation and other adjustments	(1)	4	—	(5)	(3)
Balance at end of period	$1,198	$876	$1,077	$998	$530

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Average loans outstanding	$110,072	$107,737	$105,715	$108,911	$105,039
Allowance for loan and lease losses at the beginning of the period	$1,449	$1,427	$1,429	$1,427	$1,409
Loans charged off:
Commercial and industrial	84	90	94	174	156

Real estate — commercial mortgage	20	1	6	21	42
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	20	1	6	21	42
Commercial lease financing	1	—	2	1	2
Total commercial loans	105	91	102	196	200
Real estate — residential mortgage	1	—	—	1	1
Home equity loans	—	1	—	1	1
Other consumer loans	14	15	13	29	27
Credit cards	11	10	12	21	24
Total consumer loans	26	26	25	52	53
Total loans charged off	131	117	127	248	253
Recoveries:
Commercial and industrial	9	10	19	19	29

Real estate — commercial mortgage	1	—	1	1	1
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	1	—	1	1	1
Commercial lease financing	—	—	—	—	—
Total commercial loans	10	10	20	20	30
Real estate — residential mortgage	1	1	1	2	2
Home equity loans	—	1	1	1	2
Other consumer loans	3	2	2	5	4
Credit cards	2	2	1	4	3
Total consumer loans	6	6	5	12	11
Total recoveries	16	16	25	32	41
Net loan charge-offs	(115)	(101)	(102)	(216)	(212)
Provision (credit) for loan and lease losses	111	123	119	234	249
Allowance for loan and lease losses at end of period	$1,445	$1,449	$1,446	$1,445	$1,446

Liability for credit losses on lending-related commitments at beginning of period	$296	$313	$278	$313	$290
Provision (credit) for losses on lending-related commitments	(19)	(17)	19	(36)	7
Liability for credit losses on lending-related commitments at end of period (a)	$277	$296	$297	$277	$297

Total allowance for credit losses at end of period	$1,722	$1,745	$1,743	$1,722	$1,743

Net loan charge-offs to average total loans	0.42%	0.38%	0.39%	0.40%	0.41%
Allowance for loan and lease losses to period-end loans	1.31	1.33	1.36	1.31	1.36
Allowance for credit losses to period-end loans	1.56	1.60	1.64	1.56	1.64
Allowance for loan and lease losses to nonperforming loans	179	212	208	179	208
Allowance for credit losses to nonperforming loans	213	256	250	213	250

Discontinued operations — education lending business:
Loans charged off	$—	$1	$1	$1	$1
Recoveries	—	—	—	—	—
Net loan charge-offs	$—	$(1)	$(1)	$(1)	$(1)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	2Q26	1Q26	4Q25	3Q25	2Q25
Net loan charge-offs	$115	$101	$104	$114	$102
Net loan charge-offs to average total loans	0.42%	0.38%	0.39%	0.42%	0.39%
Allowance for loan and lease losses	$1,445	$1,449	$1,427	$1,444	$1,446
Allowance for credit losses (a)	1,722	1,745	1,740	1,736	1,743
Allowance for loan and lease losses to period-end loans	1.31%	1.33%	1.34%	1.36%	1.36%
Allowance for credit losses to period-end loans	1.56	1.60	1.63	1.64	1.64
Allowance for loan and lease losses to nonperforming loans	179	212	232	219	208
Allowance for credit losses to nonperforming loans	213	256	283	264	250
Nonperforming loans at period end	$809	$682	$615	$658	$696
Nonperforming assets at period end	818	692	627	668	707
Nonperforming loans to period-end portfolio loans	0.73%	0.62%	0.58%	0.62%	0.65%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	0.74	0.63	0.59	0.63	0.66
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Commercial and industrial	$358	$284	$256	$253	$280

Real estate — commercial mortgage	256	190	157	214	226
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	256	190	157	214	226
Commercial lease financing	6	6	7	—	—
Total commercial loans	620	480	420	467	506
Real estate — residential mortgage	100	115	104	98	95
Home equity loans	79	76	80	82	84
Other consumer loans	4	4	4	4	4
Credit cards	6	7	7	7	7
Total consumer loans	189	202	195	191	190
Total nonperforming loans (a)	809	682	615	658	696
OREO	9	10	9	10	11
Nonperforming loans held for sale	—	—	3	—	—
Total nonperforming assets	$818	$692	$627	$668	$707
Accruing loans past due 90 days or more	$85	$153	$99	$110	$74
Accruing loans past due 30 through 89 days	138	137	220	254	266
Nonperforming assets from discontinued operations — education lending business	1	2	2	2	2
Nonperforming loans to period-end portfolio loans	0.73%	0.62%	0.58%	0.62%	0.65%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	0.74	0.63	0.59	0.63	0.66

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	2Q26	1Q26	4Q25	3Q25	2Q25
Balance at beginning of period	$682	$615	$658	$696	$686
Loans placed on nonaccrual status	365	253	248	210	233
Charge-offs	(131)	(117)	(124)	(140)	(127)
Loans sold	(33)	(2)	(7)	(13)	—
Payments	(38)	(37)	(124)	(68)	(74)
Transfers to OREO	(1)	(1)	(1)	(1)	(1)
Loans returned to accrual status	(35)	(29)	(35)	(26)	(21)
Balance at end of period	$809	$682	$615	$658	$696

KeyCorp Reports Second Quarter 2026 Results
July 21, 2026

Line of Business Results
(Dollars in millions)
						Change 2Q26 vs.
	2Q26	1Q26	4Q25	3Q25	2Q25	1Q26	2Q25
Consumer Bank
Summary of operations
Total revenue (TE)	$1,010	$977	$998	$992	$966	3.4%	4.6%
Provision for credit losses	26	40	32	40	55	(35.0)	(52.7)
Noninterest expense	716	708	734	693	693	1.1	3.3
Net income (loss) attributable to Key	203	174	176	196	165	16.7	23.0
Average loans and leases	33,263	33,997	34,683	35,363	36,138	(2.2)	(8.0)
Average deposits	87,399	87,796	87,738	87,692	88,002	(0.5)	(0.7)
Net loan charge-offs	45	40	49	49	40	12.5	12.5
Net loan charge-offs to average total loans	0.54%	0.48%	0.56%	0.55%	0.44%	12.5	22.7
Nonperforming assets at period end	$253	$270	$262	$266	$269	(6.3)	(5.9)
Return on average allocated equity	29.52%	24.90%	24.24%	26.03%	21.91%	18.6	34.7

Commercial Bank
Summary of operations
Total revenue (TE)	$1,108	$1,119	$1,194	$1114	$1074	(1.0)%	3.2%
Provision for credit losses	67	70	73	68	84	(4.3)	(20.2)
Noninterest expense	503	474	515	485	451	6.1	11.5
Net income (loss) attributable to Key	423	452	472	440	423	(6.4)	—
Average loans and leases	76,238	73,146	71,107	70,328	69,089	4.2	10.3
Average loans held for sale	936	958	1,140	1,224	707	(2.3)	32.4
Average deposits	58,895	58,929	60,485	58,523	55,927	(0.1)	5.3
Net loan charge-offs	71	64	53	64	62	10.9	14.5
Net loan charge-offs to average total loans	0.37%	0.35%	0.30%	0.36%	0.36%	5.7	2.8
Nonperforming assets at period end	$565	$422	$365	$402	$438	33.9	29.0
Return on average allocated equity	16.40%	18.14%	18.80%	17.87%	17.55%	(9.6)	(6.6)
TE = Taxable Equivalent

Selected Items Impact on Earnings
(Dollars in millions, except per share amounts)
	Pretax(a)	After-tax at marginal rate(a)
Quarter to date results	Amount	Net Income	EPS(b), (d)
Three months ended June 30, 2026
No items	$—	$—	$—
Three months ended March 31, 2026
No items	—	—	—
Three Months Ended December 31, 2025
FDIC special assessment (other expense)(c)	21	16	0.01
Three months ended September 30, 2025
FDIC special assessment (other expense)(c)	5	4	—
Three months ended June 30, 2025
No items	—	—	—

Year to date results
Six months ended June 30, 2026
No items	$—	$—	$—
Six months ended June 30, 2025
No items	—	—	—

(a)Favorable (unfavorable) impact.
(b)Impact to EPS reflected on a fully diluted basis.
(c)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected in this table represent adjustments from initial estimates based on quarterly invoices received from the FDIC.
(d)Earnings per share may not foot due to rounding.